Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Acer Therapeutics Inc. of our report dated March 7, 2018, relating to the consolidated financial statements of Acer Therapeutics Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Wolf & Company, P.C. Wolf & Company, P.C. Boston, Massachusetts May 15, 2018